UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

EXACTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-28240	59-2603930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 NW 66th Court

Gainesville, Florida 32653

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (352) 377-1140

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 10, 2010, (“Closing Date”) Exactech, Inc., a Florida corporation (the “Company”) entered into a first amendment (“First Amendment”) to the Company’s $40 million revolving credit agreement, dated June 13, 2008, (“Credit Facility”) with SunTrust Bank, a Georgia banking corporation (“SunTrust”) as administrative agent. The First Amendment provides the Company with an accordion facility that permits the Company, at its election, to increase the revolver commitment available by an amount up to $15 million, provided that aggregate commitments available under the Credit Facility may not exceed $55 million.

Interest on the accordion facility accrues at an applicable margin between 2.35% and 2.50% above the LIBOR rate at the time of exercising the accordion. The Company may prepay amounts outstanding under the Credit Facility at any time without premium or penalty. Additionally, the First Amendment amends certain terms of the Credit Facility in respect to the calculation of the Company’s fixed charge coverage ratio as well as covenants relating to the Company’s ability to effect transactions involving its subsidiaries.

Pursuant to a Security Agreement, dated June 13, 2008, by and among the Company, certain of the Company’s domestic subsidiaries and SunTrust, the Credit Facility is secured by a security interest in substantially all of the Company’s and such subsidiaries’ personal property. On the Closing Date, the Company entered into an amendment to such security agreement (the “Security Agreement Amendment”), pursuant to which the security interest in the equity of any foreign subsidiary shall attach to no more than sixty-five percent (65%) of the total combined voting power of all classes of stock entitled to vote of any such foreign subsidiary.

On the Closing Date the Company paid closing costs of $48,000, which it expects to expense over the remaining life of the revolving credit agreement.

The foregoing description of the First Amendment and Security Agreement Amendment is only a summary and is qualified in its entirety by reference to the full text of the First Amendment and Security Agreement Amendment . which are filed as Exhibit 10.86 and Exhibit 10.87, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.86	First Amendment to Revolving Credit Agreement, dated November 10, 2010, by and among Exactech, Inc., the lenders from time to time party hereto, and SunTrust Bank , as administrative agent and lender.

10.87	First Amendment to Security Agreement, dated November 10, 2010, by and among Exactech, Inc. and certain of its subsidiaries, and SunTrust Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: November 17, 2010	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.86	First Amendment to Revolving Credit Agreement, dated November 10, 2010, by and among Exactech, Inc., the lenders from time to time party hereto, and SunTrust Bank , as administrative agent and lender.

10.87	First Amendment to Security Agreement, dated November 10, 2010, by and among Exactech, Inc. and certain of its subsidiaries, and SunTrust Bank, as administrative agent.